SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 4, 2005

(Date of Report)

(Date of Earliest Event Reported)

Central European Distribution Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-24341	54-1865271
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (610) 660-7817

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 28, 2005, we entered into a Conditional Share Sale Agreement with Barbara Jernas, Szymon Jernas, Magdelena Namysl and Karol Jaskula, whereby we agreed to acquire 100% of the shares of Delikates, an alcohol distributor in the central region of Poland, for a purchase price of approximately $2.35 million, of which 80% will be paid in cash and 20% will be paid in shares of our common stock. The transaction is subject to anti-trust approval from the Polish government. Our shares of common stock that will be issued as part of the purchase price are subject to a one-year lock-up period.

A copy of the Conditional Share Sale Agreement is attached as Exhibit 2.1 and incorporated into this current report by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

2.1	Conditional Share Sale Agreement dated April 28, 2005, by and among Central European Distribution Corporation, Carey Agri International Poland Sp. z o.o., Barbara Jernas, Szymon Jernas, Magdelena Namsl and Karol Jaskula.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2005	Central European Distribution Corporation

	By:	/s/ James Archbold
	Name:	James Archbold
	Its:	Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Conditional Share Sale Agreement dated April 28, 2005, by and among Central European Distribution Corporation, Carey Agri International Poland Sp. z o.o., Barbara Jernas, Szymon Jernas, Magdelena Namsl and Karol Jaskula.